Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No.  333-3212)   pertaining  to  the  Columbus McKinnon Corporation 1995 Incentive Stock Option Plan, the Columbus McKinnon  Corporation Non-Qualified  Stock Option Plan, the Columbus McKinnon  Corporation  Restricted  Stock Plan and the Columbus McKinnon  Corporation  Employee Stock Ownership Plan Restatement Effective April 1, 1989 of Columbus McKinnon Corporation,

(2)
Registration Statement (Form S-8 No.  333-81719)  pertaining  to the  Options assumed  by  Columbus  McKinnon  Corporation  originally  granted  under  the GL International,  Inc.  1997 Stock Option Plan and the Larco Industrial Services Ltd.  1997 Stock Option Plan, and

(3)	Registration Statement (Form S-8 No. 333-137212) pertaining to the Columbus McKinnon Corporation 2006 Long Term Incentive Plan

of our reports dated May 28, 2010 with respect to the consolidated financial statements and schedule of Columbus McKinnon Corporation, and the effectiveness of internal control over financial reporting of Columbus McKinnon Corporation, included in the Annual Report (Form 10-K) for the year ended March 31, 2010.

Buffalo, New York
May 28, 2010